As filed with the Securities and Exchange Commission on April 20, 2007.

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2

FORM S-3/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MANATRON, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)		38-1983228 (I.R.S. Employer Identification Number)
510 East Milham Avenue Portage, Michigan 49002 (269) 567-2900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Paul R. Sylvester Chief Executive Officer and Co-Chairman Manatron, Inc. 510 E. Milham Avenue Portage, Michigan 49002 (269) 567-2900	Copies of Communication to:	Stephen C. Waterbury Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487 (616) 752-2137

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated April 20, 2007

PROSPECTUS

436,500 SHARES

MANATRON, INC.

COMMON STOCK

The shares of common stock of Manatron, Inc. covered by this prospectus may be offered and sold to the public by the selling shareholders, from time to time, in one or more offerings. We will not receive any of the proceeds from such sales.

This prospectus provides you with a general description of the shares that may be offered under this prospectus. Each time a selling shareholder offers to sell shares pursuant to this prospectus, the selling shareholder will provide a prospectus supplement that will contain specific information about the terms of that offering. You should carefully read this prospectus and any applicable prospectus supplement before you decide to invest in these securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol "MANA." April 19, 2007, the reported last sale price of our common stock was $9.22 per share.

Before buying any shares, you should carefully consider the risk factors described under the heading "Risk Factors" beginning on page 2.

Neither the Securities and Exchange Commission (the "SEC" or the "Commission") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2007.

i

PROSPECTUS SUMMARY

          This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors," beginning on page 2. References in this prospectus to "Manatron," "we," "us" and "our" refer to Manatron, Inc. and our wholly-owned subsidiaries, unless otherwise indicated or the context otherwise requires.

Our Company

          Manatron was started in 1969 as a partnership and was incorporated in Michigan in 1972. The Company designs, develops, markets and supports a suite of integrated assessment, recording, property tax, eGovernment and GIS software products for county, city and township governments. Manatron's products support back-office processes for these government agencies and facilitate the broader business processes via eGovernment and Internet features, such as Internet payments and mortgage lender integration, targeted at the needs of taxpayers and industry professionals. The Company also provides mass appraisal services, assessing residential, commercial and other types of properties to ensure updated and equitable property valuations. The Company is headquartered in Portage, Michigan and has offices in Florida, Georgia, Illinois, Indiana, Michigan, North Carolina, Ohio, Tennessee and Washington.

          The Company's vision is to be the leading provider of innovative, integrated property systems and services in North America. The Company also seeks to help its clients succeed with its products and services, to build a healthy culture with its employees who embrace its core values and to maximize shareholder value.

          The Company's strategy is to provide high quality, value-added software and services to its client base by leveraging a core technology framework across multiple product development efforts and state lines. This will allow the Company to maximize economies of scale and further leverage its costs across the business. The Company's goal is to expand its software and service offerings to meet the needs of the elected officials who are responsible for valuing residential and commercial properties in their jurisdiction and billing and collecting the related taxes.

          Our principal executive offices are located at 510 East Milham Avenue, Portage, Michigan 49002, and our telephone number is (269) 567-2900.

The Offering

Securities:	436,500 shares of our common stock are being offered by this prospectus. All of the shares offered by this prospectus are being sold by the selling shareholders. See "Selling Shareholders."

Use of Proceeds:	We will not receive any proceeds from the sale of shares of common stock in this offering. See "Use of Proceeds."

The Nasdaq Capital Market symbol:	"MANA"

RISK FACTORS

          Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained or incorporated by reference in this prospectus, including the statements under the heading "Risk Factors" in our most recent annual report on Form 10-K, before making your decision to invest in shares of our common stock.

Fluctuation in our quarterly revenues may adversely affect our operating results.

          In each fiscal quarter our expense levels, operating costs, and hiring plans are based on projections of future revenues and are relatively fixed. If our actual revenues fall below expectations, we could experience a reduction in operating results. As with other software vendors, we may be required to delay revenue recognition into future periods, which could adversely impact our operating results. We have in the past had to, and in the future may have to, defer revenue recognition for license fees due to several factors, including whether:

•	License agreements include applications that are under development or other undelivered elements;

•

We must deliver services that are considered essential to the functionality of the software, including significant modifications, customization, or complex interfaces, which could delay product delivery or acceptance;

•	The transaction involves acceptance criteria;

•	The transaction involves contingent payment terms or fees;

•	We are required to accept a fixed-fee services contract; or

•	We are required to accept extended payment terms.

          Because of the factors listed above and other specific requirements under generally accepted accounting principles in the United States for software revenue recognition, we must have very precise terms in our license agreements in order to recognize revenue when we initially deliver and install software or perform services. Negotiation of mutually acceptable terms and conditions can extend the sales cycle, and sometimes we do not obtain terms and conditions that permit revenue recognition at the time of delivery or even as work on the project is completed.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

          Changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and NASDAQ rules, are creating uncertainty for companies such as ours. The costs required to comply with such evolving laws are difficult to predict. To maintain high standards of corporate governance and public disclosure, we intend to invest all reasonably necessary resources to comply with evolving standards. This investment may result in an unforeseen increase in general and administrative expenses and a diversion of management time and attention from revenue-generating activities, which may harm our business, financial condition, or results of operations.

Increases in service revenue as a percentage of total revenues could decrease overall margins and adversely affect our operating results.

          We realize lower margins on software and appraisal service revenues than on license revenue. The majority of our contracts include both software licenses and professional services. Therefore, an increase in the percentage of software service and appraisal service revenue compared to license revenue could have a detrimental impact on our overall gross margins and could adversely affect operating results.

Selling products and services into the public sector poses unique challenges.

          We derive substantially all of our revenues from sales of software and services to county and city governments. We expect that sales to local governments will continue to account for substantially all of our revenues in the future. We face many risks and challenges associated with contracting with governmental entities, including:

•	The sales cycle of governmental agencies may be complex and lengthy;

•

Payments under some public sector contracts are subject to achieving implementation milestones, and we have had, and may in the future have, differences with customers as to whether milestones have been achieved;

•	Political resistance to the concept of government agencies contracting with third parties to provide information technology solutions;

•	Changes in legislation authorizing government's contracting with third parties;

•	The internal review process by governmental agencies for bid acceptance;

•	Changes to the bidding procedures by governmental agencies;

•	Changes in governmental administrations and personnel;

•	Limitations on governmental resources placed by budgetary restraints, which in some circumstances, may provide for a termination of executed contracts because of a lack of future funding; and

•	The general effect of economic downturns and other changes on local governments' ability to spend public funds on outsourcing arrangements.

          Each of these risks is outside our control. If we fail to adequately adapt to these risks and uncertainties, our financial performance could be adversely affected. The open bidding process for governmental contracts creates uncertainty in predicting future contract awards. Many governmental agencies purchase products and services through an open bidding process. Generally, a governmental entity will publish an established list of requirements requesting potential vendors to propose solutions for the established requirements. To respond successfully to these requests for proposals, we must accurately estimate our cost structure for servicing a proposed contract, the time required to establish operations for the proposed client, and the likely terms of any other third party proposals submitted. We cannot guarantee that we will win any bids in the future through the request for proposal process, or that any winning bids will ultimately result in contracts on favorable terms. Our failure to secure contracts through the open bidding process, or to secure such contracts on favorable terms, may adversely affect our business, financial condition, and results of operations. Fixed-price contracts may affect our profits.

Some of our present contracts are on a fixed-priced basis, which can lead to various risks, including:

•	The failure to accurately estimate the resources and time required for an engagement;

•	The failure to effectively manage governmental agencies' and other customers' expectations regarding the scope of services to be delivered for an estimated price; and

•	The failure to timely complete fixed-price engagements within budget to the customers' satisfaction.

          If we do not adequately assess these and other risks, we may be subject to cost overruns and penalties, which may harm our business, financial condition, or results of operations.

We face significant competition from other vendors and potential new entrants into our markets.

          We believe we are a leading provider of integrated Property Tax and CAMA solutions for local governments. However, we face competition from a variety of software vendors that offer products and services similar to those offered by us, as well as from companies offering to develop custom software. We compete on the basis of a number of factors, including:

•	The attractiveness of the business strategy and services we offer;

•	The breadth of products and services we offer;

•	Price;

•	The quality of our products and service;

•	Technological innovation;

•	Name recognition;

•	Our financial stability;

•	Our 36 plus year history;

•	Our subject matter expertise with respect to Property Taxes and CAMA;

•	Our core values; and

•	Our ability to modify existing products and services to accommodate the particular needs of our customers.

          We believe the market is highly fragmented with a large number of competitors that vary in size, primary computer platforms, and overall product scope. Our competitors include the consulting divisions of national and regional accounting firms, publicly held companies that focus on selected segments of the public sector market, and a significant number of smaller, privately held companies. Certain competitors have greater technical, marketing, and financial resources than we do. We cannot assure you that such competitors will not develop products or offer services that are superior to our products or services or that achieve greater market acceptance.

          We also compete with internal, centralized information service departments of governmental entities, which requires us to persuade the end-user to stop the internal service and outsource to us. In addition, our customers may elect in the future to provide information management services internally through new or existing departments, which could reduce the market for our services.

          We could face additional competition as other established and emerging companies enter the public sector software application market and new products and technologies are introduced. Increased competition could result in price reductions, fewer customer orders, reduced gross margins, and loss of market share. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third-parties, thereby increasing the ability of their products to address the needs of our prospective customers. It is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share.

          Further, competitive pressures could require us to reduce the price of our software licenses and related services. We cannot assure you that we will be able to compete successfully against current and future competitors, and the failure to do so would have material adverse effect upon our business, operating results, and financial condition.

We must respond to rapid technological and legislative changes to be competitive.

          The market for our products is characterized by rapid technological and legislative change, evolving industry standards in computer hardware and software technology, changes in customer requirements, and frequent new product introductions and enhancements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable.

          In addition, the introduction of new legislation that requires our software to be modified can render our products obsolete and unmarketable. As a result, our future success will depend, in part, upon our ability to continue to enhance existing products and develop and introduce in a timely manner or acquire new products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements, and achieve market acceptance. We cannot assure you that we will successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner. Further, we cannot assure you that the products, capabilities, or technologies developed by others will not render our products or technologies obsolete or noncompetitive. If we are unable to develop or acquire on a timely and cost-effective basis new software products or enhancements to existing products, or if such new products or enhancements do not achieve market acceptance, our business, operating results, and financial condition may be materially adversely affected.

Our failure to properly manage growth could adversely affect our business.

          We intend to continue expansion into new markets, including California, in the foreseeable future to pursue existing and potential market opportunities. This growth places a significant demand on management and operational resources. To manage growth effectively, we must implement and improve our operational systems, procedures, and controls on a timely basis. We must also identify, hire, train, and manage key managerial and technical personnel. If we fail to implement these systems or employ and retain such qualified personnel, our business, financial condition, and results of operations may be materially adversely affected. We may be unable to hire, integrate, and retain qualified personnel.

          Our continued success will depend upon the availability and performance of our key management, sales, marketing, customer support, and product development personnel. The loss of key management or technical personnel could adversely affect us. We believe that our continued success will depend in large part upon our ability to attract, integrate, and retain such personnel. We have at times experienced and continue to experience difficulty in recruiting qualified personnel. Competition for qualified software development, sales, and other personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel.

We may experience difficulties in executing our acquisition strategy.

          A significant portion of our growth has resulted from strategic acquisitions in new product and geographic markets. Although our future focus will be on internal growth, we will continue to identify and pursue strategic acquisitions and alliances with suitable candidates. Our future success will depend, in part, on our ability to successfully integrate future acquisitions and other strategic alliances into our operations. Acquisitions may involve a number of special risks, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities, and amortization of certain acquired intangible assets. Some or all of these risks could have a material adverse effect on our business, financial condition, and results of operations. Although we conduct due diligence reviews of potential acquisition candidates, we may not identify all material liabilities or risks related to acquisition candidates. There can be no assurance that any such strategic acquisitions or alliances will be accomplished on favorable terms or will result in profitable operations.

We may be unable to protect our proprietary rights.

          Many of our product and service offerings incorporate proprietary information, trade secrets, know-how, and other intellectual property rights. We rely on a combination of contracts, copyrights, and trade secret laws to establish and protect our proprietary rights in our technology. We cannot be certain that we have taken all appropriate steps to deter misappropriation of our intellectual property. In addition, there has been significant litigation in the United States in recent years involving intellectual property rights. We are not currently involved in any material intellectual property litigation. We may, however, be a party to intellectual property litigation in the future to protect our proprietary information, trade secrets, know-how, and other intellectual property rights. Further, we cannot assure you that third parties will not assert infringement or misappropriation claims against us in the future with respect to current or future products. Any claims or litigation, with or without merit, could be time-consuming and result in costly litigation and diversion of management's attention. Further, any claims and litigation could cause product shipment delays or require us to enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, if at all. Thus, litigation to defend and enforce our intellectual property rights could have a material adverse effect on our business, financial condition, and results of operations, regardless of the final outcome of such litigation.

Our products are complex and we run the risk of errors or defects with new product introductions or enhancements.

          Software products as complex as those developed by us may contain errors or defects, especially when first introduced or when new versions or enhancements are released. Although we have not experienced material adverse effects resulting from any such defects or errors to date, we cannot assure you that material defects and errors will not be found after commencement of product shipments. Any such defects could result in loss of revenues or delayed market acceptance. Our license agreements with our customers typically contain provisions designed to limit our exposure to potential liability claims. It is possible, however, that we may not always be able to negotiate such provisions in our contracts with customers or that the limitation of liability provisions contained in our license agreements may not be effective as a result of existing or future federal, state or local laws, ordinances, or judicial decisions. Although we maintain errors and omissions and general liability insurance, and we try to structure our contracts to include limitations on liability, we cannot assure you that a successful claim could not be made or would not have a material adverse effect on our business, financial condition, and results of operations.

Changes in the insurance markets may affect our ability to win some contract awards and may lead to increased expenses.

          Some of our customers, primarily those for our property appraisal services, require that we secure performance bonds before they will select us as their vendor. The number of qualified, high-rated insurance companies that offer performance bonds has decreased in recent years, while the costs associated with securing these bonds has increased dramatically. In addition, we are generally required to issue a letter of credit as security for the issuance of a performance bond. Each letter of credit we issue without corresponding cash collateral reduces our borrowing capacity under our senior secured credit agreement. We cannot guarantee that we will be able to secure such performance bonds in the future on terms that are favorable to us, if at all. Our inability to obtain performance bonds on favorable terms or at all could impact our future ability to win some contract awards, particularly large property appraisal services contracts, which could have a material adverse effect on our business, financial condition, and results of operations. Recent volatility in the stock markets, increasing shareholder litigation, the adoption of expansive legislation that redefines corporate controls (in particular, legislation adopted to prevent future corporate and accounting scandals), as well as other factors have recently led to significant increases in premiums for directors' and officers' liability insurance. The number of insurers offering directors and officers insurance at competitive rates has also decreased in recent years. We cannot predict when the insurance market for such coverage will stabilize, if at all. The continued volatility of the insurance market may result in future increases in our general and administrative expenses, which may adversely affect future operating results. Our stock price may be volatile.

The market price of our common stock may be volatile and may be significantly affected by many different factors. Some examples of factors that can have a significant impact on our stock price include:

•	Actual or anticipated fluctuations in our operating results;

•	Announcements of technological innovations, new products, or new contracts by us or our competitors;

•	Developments with respect to patents, copyrights, or other proprietary rights;

•	Conditions and trends in the software and other technology industries;

•	Adoption of new accounting standards affecting the software industry;

•	Changes in financial estimates by securities analysts; and

•	General market conditions and other factors.

          In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the common stock of technology companies. These broad market fluctuations may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. We cannot assure you that similar litigation will not occur in the future with respect to us. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect upon our business, operating results, and financial condition. Historically, we have not paid dividends on our common stock. We have never declared or paid a cash dividend since we went public in 1986. We have however declared and issued three small stock dividends in 1992, 1993 and 1994. We intend to retain earnings for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

          This list provides examples of factors that could affect the results described by forward-looking statements contained in this prospectus. However, this list is not intended to be exhaustive; many other factors could impact the Company's business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although the Company believes that the forward-looking statements contained in this prospectus are reasonable, the Company cannot provide any guarantee that the anticipated results will be achieved. All forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements contained in this section and readers are cautioned not to place undue reliance on the forward-looking statements contained in this prospectus. In addition to the risks listed above, other risks may arise in the future. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

FORWARD LOOKING STATEMENTS

          In addition to historical information, this prospectus contains forward-looking statements about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements are based on management's beliefs, assumptions, current expectations, estimates and projections about the computer software and service business, worldwide economics and the Company itself. These statements are not guarantees of future performance and involve important known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Some of these statements can be identified by phrases using "estimate," "anticipate," "believe," "project," "expect," "forecast," "is likely," "plan," "intend," "predict," "potential," "future," "may," "should," "will" and similar expressions or words. The Company's future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from what may be discussed in forward-looking statements, including the factors listed in our most recent annual report on Form 10-K under "Risk Factors," as well as other potential risks and uncertainties, which are discussed in our reports and documents filed with the SEC. We expressly disclaim any obligation to update these forward-looking statements.

USE OF PROCEEDS

          The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling shareholders. Manatron will not receive any proceeds from the sale of shares by the selling shareholders.

SELLING SHAREHOLDERS

          All of the shares of common stock registered for sale pursuant to this prospectus are currently owned by the selling shareholders. All of the shares offered hereby were acquired by the selling shareholders on February 1, 2006 in connection with our purchase of all outstanding shares of ASIX Inc. stock. The shares were issued pursuant to the Stock Purchase Agreement, dated February 1, 2006, by and among us and the selling shareholders.

          The following table sets forth the names of the selling shareholders, the number of shares of common stock owned by the selling shareholders immediately prior to the date of this prospectus, the number of shares that may be acquired by the selling shareholders following the date of this prospectus, and the total number of shares that may be offered pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by the selling shareholders as adjusted to reflect the assumed sale of all of the shares offered under this prospectus. Percentage of beneficial ownership before this offering is based on 5,084,120 shares of our common stock outstanding as of March 13, 2007. The selling shareholders may offer the shares for sale from time to time in whole or in part. Except where otherwise noted, the selling shareholders named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by it.

	Beneficial Ownership Before Offering		Number of Shares being Registered	Beneficial Ownership After Offering
Selling Shareholder	Number of Shares owned	Percent		Shares	Percent

Kurt J. Wagner
President of ASIX Inc.	247,059	4.86	247,059	0	*

Bryan T. Ogden	51,463	1.01	51,463	0	*

Mark W. Chandler	51,463	1.01	51,463	0	*

Daniel J. Sullivan	34,571	*	34,571	0	*

John D. Walter	19,773	*	19,773	0	*

J. Stephen Hendricks	19,773	*	19,773	0	*

D. James Stewart	12,398	*	12,398	0	*

*   Less than 1%.

          The selling shareholder provided us with information with respect to its share ownership. Because the selling shareholder may sell all, part or none of its shares, we are unable to estimate the number of shares that will be held by the selling shareholder upon resale of shares of common stock being registered hereby. We have, therefore, assumed for the purposes of the registration statement related to this prospectus that the selling shareholder will sell all of his shares. See "Plan of Distribution."

PLAN OF DISTRIBUTION

          The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term "selling shareholder" includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each selling shareholder as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by a selling shareholder will decrease as and when it effects any such transfers. The plan of distribution for the selling shareholders' shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling shareholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

          The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling shareholders may also make sales in negotiated transactions. The selling shareholders may offer their shares from time to time pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

          In addition to the foregoing methods, the selling shareholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods described above or any other lawful methods. The selling shareholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a selling shareholder for purposes of this prospectus. The selling shareholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the selling shareholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus; provided however in the event of a pledge or then default on a secured obligation by the selling shareholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling shareholders to include the pledgee, secured party or other successors in interest of the selling shareholder under this prospectus.

          The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information concerning the issuer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding certain limitations.

          Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling shareholders may effect such transactions, directly or indirectly, through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

          In offering the shares covered by this prospectus, the selling shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

We are required to pay all fees and expenses incident to the registration of the shares.

VALIDITY OF SECURITIES

          The validity of our common stock offered by this prospectus will be passed upon for us by Warner Norcross & Judd LLP, Grand Rapids, Michigan.

EXPERTS

          Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended April 30, 2006 including schedules appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, to register the securities being offered by the selling shareholders. This prospectus does not contain all of the information included in the registration statement. For further information about us or the selling stockholders and the shares of common stock offered in this prospectus, you should refer to the registration statement and its exhibits.

          Our annual reports on Form 10-K along with all other reports and amendments filed with or furnished to the SEC are publicly available free of charge on the investor relations section of our website as soon as reasonably practicable after we file such materials with, or furnish them to, the SEC. Our website is located at http://www.manatron.com. The information on our website is not part of this or any other report we file with, or furnish to, the SEC. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any documents we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

          The SEC allows us to "incorporate by reference" information in this prospectus and other information that we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The following documents filed by us with the SEC are incorporated herein by reference:

•	Annual Report on Form 10-K for the fiscal year ended April 30, 2006, as filed on July 24, 2006;

•

Quarterly Reports on Form 10-Q for the quarter ended July 31, 2006, as filed September 13, 2006; for the quarter ended October 31, 2006, as filed December 13, 2006; and for the quarter ended January 31, 2007, as filed March 13, 2007;

•

Current Reports on Form 8-K (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) as filed on February 2, 2006; February 3, 2006; March 16, 2006; April 26, 2006; July 19, 2006; September 13, 2006; October 10, 2006; October 11, 2006; December 21, 2006; and March 12, 2007;

•	Our proxy statement on Schedule 14-A filed with the SEC on September 1, 2006; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 11, 1997, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering, shall be deemed to be incorporated by reference in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          We will provide a copy of these filings at no cost, upon your request by writing or telephoning us at the following address:

Manatron, Inc.
510 East Milham Avenue
Portage, Michigan 49002
(269) 567-2900
Attn:  Jane Rix

          You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. Neither we nor the selling shareholders have authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          The expenses payable by Manatron, Inc. ("Manatron") in connection with the issuance and distribution of the securities being registered are estimated to be:

Registration Fee (for initial Registration Statement)	$418.95
Legal Fees and Expenses	7,500.00
Accountant's Fees and Expenses	5,000.00
Miscellaneous Expenses	500.00

TOTAL	$13,418.95

Item 15.  Indemnification of Directors and Officers

          The Company's Restated Articles of Incorporation and Bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Michigan law against all expenses (including amounts paid in settlement) incurred in any proceeding (whether or not such proceeding was by or in the right of the Company, a subsidiary or otherwise) in which they were a party because of their position as a director or officer of the Company or because they served at the request of the Company as a director, officer, employee or agent of another corporation or entity. The provision also allows for the advancement of litigation expenses at the request of a director or officer under certain circumstances.

          The Company provides its directors and officers with indemnity agreements to indemnify its directors and officers to the fullest extent permissible under current or future Michigan law. The indemnification agreements indemnify officers and directors who provide the Company with a detailed written request for indemnification accompanied with relevant invoices and other documentation. The Company agrees to promptly reimburse or advance its directors and officers unless (i) remuneration was in violation of law; (ii) a director's or officer's conduct was knowingly fraudulent, deliberately dishonest or willful misconduct; (iii) a director's or officer's conduct was an intentional infliction of harm upon the Company or its shareholders; (iv) a court determines that indemnification under the agreement is unlawful; (v) a director or officer initiates a proceeding against the Company or any of its directors or officers, which the Company is not joined with such director.

          Under Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA"), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation. The MBCA provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Manatron or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (a) expenses (including attorney fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Manatron) arising out of a position with Manatron (or with some other entity at Manatron's request); and (b) expenses (including attorney fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action or suit by or in the right of Manatron, unless the director or officer is found liable to Manatron; provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding.

          The MBCA generally requires that the indemnification provided for in (a) and (b) above be made only on a determination that the director or officer met the applicable standard of conduct (i) by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding; (ii) if a quorum cannot be so obtained, by a majority vote of a committee of not less than two disinterested directors; (iii) by independent legal counsel; (iv) by all independent directors not parties or threatened to be made parties to the action, suit or proceeding; or (v) by the shareholders (excluding shares held by interested directors, officers, employees or agents). If the articles of incorporation include a provision eliminating or limiting the liability of a director, however, a corporation may indemnify a director for certain expenses and liabilities without a determination that the director met the applicable standards of conduct, unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA or intentionally committed a criminal act. In connection with an action by or in the right of the corporation, such indemnification may be for expenses (including attorney fees) actually and reasonably incurred. In connection with an action, suit or proceeding other than an action, suit or proceeding by or in the right of the corporation, such indemnification may be for expenses (including attorney fees) actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

          In certain circumstances, the MBCA further permits advances to cover such expenses before a final disposition of the proceeding, upon receipt of an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise.

          The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation's articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director, officer, employee or agent.

          The MBCA permits the Company to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, the Company maintains such insurance on behalf of its directors, officers and employees.

          All of the above provisions could affect the liability of the Company's directors and officers in their capacities as such.

Item 16.  Exhibits

Exhibit Number	Description

2.1

Stock Purchase Agreement by and among the Company and each Shareholder of ASIX Inc., dated February 1, 2006. Previously filed as Exhibit 2.1 to the registrant's Annual Report on Form 10-K for the year ended April 30, 2006. Here incorporated by reference.

4.1	Registration Rights Agreement among the Company and each Shareholder of ASIX Inc., dated February 1, 2006.+

4.2

Rights Agreement dated June 2, 1997, between Manatron, Inc. and Registrar and Transfer Company. Previously filed as an exhibit to the Company's Form 8-A filed on June 11, 1997, and incorporated herein by reference.

5.1	Opinion of Warner Norcross & Judd LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Warner Norcross & Judd LLP. (See Exhibit 5).

24.1	Powers of Attorney.*

+Previously filed in Manatron's Registration Statement on Form S-3/A, filed February 26, 2007 (File No. 333-139280), and incorporated herein by reference.

*Previously filed in Manatron's Registration Statement on Form S-3, filed December 12, 2006 (File No. 333-139280), and incorporated herein by reference.

Item 17.  Undertakings

          (a)          The undersigned registrant hereby undertakes:

          (1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

          (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)          That for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first use after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portage, State of Michigan, on April 20, 2007.

MANATRON, INC.

By:	/s/ Paul R. Sylvester
Paul R. Sylvester Its Chief Executive Officer and Co-Chairman

                    Pursuant to the requirement of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

April 20, 2007	By	/s/ Paul R. Sylvester
Paul R. Sylvester Chief Executive Officer and Co-Chairman (Principal Executive Officer)

April 20, 2007	By	/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer (Principal Financial and Accounting Officer)

April 20, 2007	By	*/s/ Randall L. Peat
Randall L. Peat Chairman of the Board

April 20, 2007	By	*/s/ Richard J. Holloman
Richard J. Holloman Director

April 20, 2007	By	*/s/ Stephen C. Waterbury
Stephen C. Waterbury Director

April 20, 2007	By	*/s/ Harry C. Vorys
Harry C. Vorys Director

April 20, 2007	By	*/s/ Gene Bledsoe
Gene Bledsoe Director

April 20, 2007	By	*/s/ W. Scott Baker
W. Scott Baker Director

April 20, 2007	*By	/s/ Paul R. Sylvester
Paul R. Sylvester Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1

Stock Purchase Agreement by and among the Company and each Shareholder of ASIX Inc., dated February 1, 2006. Previously filed as Exhibit 2.1 to the registrant's Annual Report on Form 10-K for the year ended April 30, 2006. Here incorporated by reference.

4.1	Registration Rights Agreement among the Company and each Shareholder of ASIX Inc., dated February 1, 2006.+

4.2

Rights Agreement dated June 2, 1997, between Manatron, Inc. and Registrar and Transfer Company. Previously filed as an exhibit to the Company's Form 8-A filed on June 11, 1997, and incorporated herein by reference.

5.1	Opinion of Warner Norcross & Judd LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Warner Norcross & Judd LLP. (See Exhibit 5).

24.1	Powers of Attorney.*

+Previously filed in Manatron's Registration Statement on Form S-3/A, filed February 26, 2007 (File No. 333-139280), and incorporated herein by reference.

*Previously filed in Manatron's Registration Statement on Form S-3, filed December 12, 2006 (File No. 333-139280), and incorporated herein by reference.